CUSTODIAN AGREEMENT


THIS CUSTODIAN AGREEMENT dated May 10, 2001, between AXP Partners Series, Inc., a Minnesota corporation, (the "Corporation"), on behalf of its underlying series funds: AXP Partners Fundamental Value Fund, AXP Partners Value Fund and AXP Partners Small Cap Value Fund (individually a "Fund" and collectively the "Funds"); and American Express Trust Company, a corporation organized under the laws of the State of Minnesota with its principal place of business at Minneapolis, Minnesota (the "Custodian").

WHEREAS, the Corporation desires that the Funds' securities and cash be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Custodian agree as follows:

Section 1.  Definitions

The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of this Corporation, notes, bonds, debentures, evidences of indebtedness, options to buy or sell stocks or stock indexes, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations and any evidence of any right or interest in or to any cash, property or assets and any interest or instrument commonly known as a security. In addition, for the purpose of this Custodian Agreement, the word "securities" also shall include other instruments in which the Funds may invest including currency forward contracts and commodities such as interest rate or index futures contracts, margin deposits on such contracts or options on such contracts.

The words "custodian order" shall mean a request or direction, including a computer printout, directed to the Custodian and signed in the name of the Corporation by any two individuals designated in the current certified list referred to in Section 2.

The  word   "facsimile"   shall  mean  an  exact  copy  or  likeness   which  is
electronically transmitted for instant reproduction.

Section 2.  Names, Titles and Signatures of Authorized Persons

The Corporation will certify to the Custodian the names and signatures of its present officers and other designated persons authorized on behalf of the Corporation to direct the Custodian by custodian order as herein before defined. The Corporation agrees that whenever any change occurs in this list it will file with the Custodian a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation as having been duly adopted by the Board of Directors or the Executive Committee of the Board of Directors of the Corporation designating those persons currently authorized on behalf of the Corporation to direct the Custodian by custodian order, as herein before defined, and upon such filing (to be accompanied by the filing of specimen signatures of the designated persons) the persons so designated in said resolution shall constitute the current certified list. The Custodian is authorized to rely and act upon the names and signatures of the individuals as they appear in the most recent certified list from the Corporation which has been delivered to the Custodian as herein above provided.

Section 3.  Use of Subcustodians

The Custodian may make arrangements, where appropriate, and as approved by the Corporation, with other banks having not less than two million dollars aggregate capital, surplus and undivided profits for the custody of securities. Any such bank selected by the Custodian to act as subcustodian shall be deemed to be the agent of the Custodian.

The Custodian also may enter into arrangements for the custody of securities entrusted to its care through foreign branches of United States banks; through foreign banks, banking institutions or trust companies; through foreign subsidiaries of United States banks or bank holding companies, or through foreign securities depositories or clearing agencies (hereinafter also called, collectively, the "Foreign Subcustodian" or indirectly through an agent, established under the first paragraph of this section, if and to the extent permitted by Section 17(f) of the Investment Company Act of 1940 and the rules promulgated by the Securities and Exchange Commission thereunder, any order issued by the Securities and Exchange Commission, or any "no-action" letter received from the staff of the Securities and Exchange Commission. To the extent the existing provisions of the Custodian Agreement are consistent with the requirements of such Section, rules, order or no-action letter, they shall apply to all such foreign custodianships. To the extent such provisions are inconsistent with or additional requirements are established by such Section, rules, order or no-action letter, the requirements of such Section, rules, order or no-action letter will prevail and the parties will adhere to such requirements; provided, however, in the absence of notification from the Corporation of any changes or additions to such requirements, the Custodian shall have no duty or responsibility to inquire as to any such changes or additions.

Section 4.  Receipt and Disbursement of Money

(1) The Custodian shall open and maintain a separate account or accounts in the name of each Fund or cause its agent to open and maintain such account or accounts subject only to checks, drafts or directives by the Custodian pursuant to the terms of this Agreement. The Custodian or its agent shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund. The Custodian or its agent shall make payments of cash to or for the account of each Fund from such cash only:

       (a) for the purchase of securities for the portfolio of the respective Fund upon the receipt of such securities by the Custodian or its agent unless otherwise instructed on behalf of the Corporation;

       (b) for the purchase or redemption of shares of capital stock of each Fund;

       (c) for the payment of interest, dividends, taxes, management fees, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

       (d) for payment of distribution fees, commissions, or redemption fees, if any;

       (e) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the respective Fund held by or to be delivered to the Custodian;

       (f) for payments in connection with the return of securities loaned by the respective Fund upon receipt of such securities or the reduction of collateral upon receipt of proper notice;

       (g)    for payments for other proper corporate purposes;

       (h)    or upon the termination of this Agreement.

       Before making any such payment for the purposes permitted under the terms of items (a), (b), (c), (d), (e), (f) or (g) of paragraph (1) of this section, the Custodian shall receive and may rely upon a custodian order directing such payment and stating that the payment is for such a purpose permitted under these items (a), (b), (c), (d), (e), (f) or (g) and that in respect to item (g), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is made. Notwithstanding the above, for the purposes permitted under items (a) or
       (f) of paragraph (1) of this section, the Custodian may rely upon a facsimile order.

(2) The Custodian is hereby appointed the attorney-in-fact of the Corporation to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Funds and drawn on or to the order of the Funds and to deposit same to the account of the Funds pursuant to this Agreement.

Section 5.  Receipt of Securities

Except as permitted by the second paragraph of this section, the Custodian or its agent shall hold in a separate account or accounts, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for the account of the Funds. The Custodian shall record and maintain a record of all certificate numbers. Securities so received shall be held in the name of the respective Fund, in the name of an exclusive nominee duly appointed by the Custodian or in bearer form, as appropriate.

Subject to such rules, regulations or guidelines as the Securities and Exchange Commission may adopt, the Custodian may deposit all or any part of the securities owned by the Funds in a securities depository which includes any system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

All securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to the directive of the Corporation and only for the account of the Funds as set forth in Section 6 of this Agreement.

Section 6.  Transfer Exchange, Delivery, etc. of Securities

The Custodian shall have sole power to release or deliver any securities of the respective Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it or its agent hereunder only:

(a) for sales of such securities for the account of a Fund, upon receipt of payment therefor;

(b) when such securities are called, redeemed, retired or otherwise become payable;

(c) for examination upon the sale of any such securities in accordance with "street delivery" custom which would include delivery against interim receipts or other proper delivery receipts;

(d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

(e) for the purpose of exchanging interim receipts or temporary certificates for permanent certificates;

(f) upon conversion of such securities pursuant to their terms into other securities;

(g)   upon  exercise  of   subscription,   purchase  or  other  similar   rights
      represented by such securities;

(h)   for loans of such securities by the Funds upon receipt of collateral; or

(i)   for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (a), (b), (c), (d),
(e), (f), (g) and (h), securities or cash received in exchange therefore shall be delivered to the Custodian, its agent, or to a securities depository. Before making any such transfer, exchange or delivery, the Custodian shall receive a custodian order or a facsimile from the Corporation requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under
Section 6 (whenever a facsimile is utilized, the Corporation will also deliver an original signed custodian order) and, in respect to item (i), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the securities, setting forth the purpose for which such payment, transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such transfer, exchange or delivery of such securities shall be made.

Section 7. Custodian's Acts Without Instructions

Unless and until the Custodian receives a contrary custodian order from the Corporation, the Custodian shall or shall cause its agent to:

(a) present for payment all coupons and other income items held by the Custodian or its agent for the account of one of the Funds which call for payment upon presentation and hold all cash received by it upon such payment for the account of the respective Fund;

(b) present for payment all securities held by it or its agent which mature or when called, redeemed, retired or otherwise become payable;

(c) ascertain all stock dividends, rights and similar securities to be issued with respect to any securities held by the Custodian or its agent hereunder, and to collect and hold for the account of the respective Fund all such securities; and

(d) ascertain all interest and cash dividends to be paid to security holders with respect to any securities held by the Custodian or its agent, and to collect and hold such interest and cash dividends for the account of the respective Fund.

Section 8. Voting and Other Action

Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Funds. The Custodian shall promptly deliver to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

Custodian shall transmit promptly to the Corporation all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Funds. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Corporation all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

Section 9. Transfer Taxes

The Corporation shall on behalf of the Funds, pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers resulting from the termination of this Agreement. The Custodian shall execute such certificates in connection with securities delivered to it under this Agreement as may be required, under any applicable law or regulation, to exempt from taxation any transfers and/or deliveries of any such securities which may be entitled to such exemption.

Section 10. Custodian's Reports

The Custodian shall, on be half of the Funs, furnish the Corporation as of the close of business each day a statement showing all transactions and entries for the account of the Funds. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement and securities held hereunder by the Custodian shall be open to inspection and audit by officers of the Corporation, internal auditors employed by the Corporation's investment adviser, and independent auditors employed by the Corporation. The Custodian shall furnish the Corporation in such form as may reasonably be requested by the Corporation a report, including a list of the securities held by it in custody for the account of each Fund, identification of any subcustodian, and identification of such securities held by such subcustodian, as of the close of business of the last business day of each month, which shall be certified by a duly authorized officer of the Custodian. It is further understood that additional reports may from time to time be requested by the Corporation. Should any report ever be filed with any governmental authority pertaining to lost or stolen securities, the Custodian will concurrently provide the Corporation with a copy of that report.

The Custodian also shall furnish such reports on its systems of internal accounting control as the Corporation may reasonably request from time to time.

Section 11. Concerning Custodian

For its services hereunder the Custodian shall be paid such compensation at such times as may from time to time be agreed on in writing by the parties hereto in a Custodian Fee Agreement. The Custodian shall not be liable for any action taken in good faith upon any custodian order or facsimile herein described or certified copy of any resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

The Corporation, on behalf of the Funds, agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the respective Fund shall be security therefor.

The Custodian shall maintain a standard of care equivalent to that which would be required of a bailee for hire and shall not be liable for any loss or damage to the Corporation resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of an agent, unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any agent.

Section 12. Termination and Amendment of Agreement

The Corporation and the Custodian mutually may agree from time to time in writing to amend, to add to, or to delete from any provision of this Agreement.

The Custodian may terminate this Agreement by giving the Corporation ninety days' written notice of such termination by registered mail addressed to the Corporation at its principal place of business.

The Corporation may terminate this Agreement at any time by written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Corporation, by registered mail to the Custodian.

Upon such termination of this Agreement, assets of the Funds (for which the agreement has been terminated) held by the Custodian shall be delivered by the Custodian to a successor custodian, if one has been appointed by the Corporation, upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Corporation certified by the Secretary, showing appointment of the successor custodian, and provided that such successor custodian is a bank or trust company, organized under the laws of the United States or of any State of the United States, having not less than two million dollars aggregate capital, surplus and undivided profits. Upon the termination of this Agreement as a part of the transfer of assets, either to a successor custodian or otherwise, the Custodian will deliver securities held by it hereunder, when so authorized and directed by resolution of the Board of Directors of the Corporation, to a duly appointed agent of the successor custodian or to the appropriate transfer agents for transfer of registration and delivery as directed. Delivery of assets on termination of this Agreement shall be effected in a reasonable, expeditious and orderly manner; and in order to accomplish an orderly transition from the Custodian to the successor custodian, the Custodian shall continue to act as such under this Agreement as to assets in its possession or control. Termination as to each security shall become effective upon delivery to the successor custodian, its agent, or to a transfer agent for a specific security for the account of the successor custodian, and such delivery shall constitute effective delivery by the Custodian to the successor under this Agreement.

In addition to the means of termination herein before authorized, this Agreement may be terminated at any time by the vote of a majority of the outstanding shares of the respective fund (or Funds) and after written notice of such action to the Custodian.

Section 13. General

Nothing expressed or mentioned in or to be implied from any provision of this Agreement is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

This Agreement shall be governed by the laws of the State of Minnesota.

This Agreement supersedes all prior agreements between the parties.

IN WITNESS WHEREOF, the Corporation and the Custodian have caused this agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

AXP Partners Series, Inc.
    AXP Partners Fundamental Value Fund
    AXP Partners Value Fund
    AXP Partners Small Cap Value Fund



By:/s/ Leslie L. Ogg
   -----------------
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS TRUST COMPANY



By:/s/ Chan Patel
   --------------
       Chan Patel
       Vice President